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Ex. 23.04


                          CONSENT OF SUTRO & CO., INC.


    We hereby consent to the use of our Fairness Opinion included in this Pre-Effective Amendment No. 5 to the Registration Statement and related Prospectus/Consent Solicitation Statement, and we further consent to all references to our firm under the headings "FAIRNESS OPINION AND APPRAISALS" in the Prospectus/Consent Solicitation Statement, and to the use of our name wherever appearing in this Pre-Effective Amendment No. 5 to the Registration Statement and the related Prospectus/Consent Solicitation Statement.


Dated: October 27, 1999                SUTRO & CO., INC.


                                       /s/ Sutro & Co., Inc.